UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 5, 2005


                          Franchise Capital Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                           333-72392              98-0353403
(State or other jurisdiction            (Commission           (I.R.S. Employer
     of incorporation)                   File Number)          Identification)


     7400 McDonald Dr. Bldg B Suite 121
              Scottsdale, AZ                                       85250
 (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (480) 355-8142

ITEM 2.01 ACQUISITION OR DISPOSITION OF ASSETS

On September 27th, 2005, the board of directors of Franchise Capital Corporation approved the disposition of assets through a purchase agreement with Creative Eateries Corporation. The board of directors of Creative Eateries Corporation approved the purchase agreement on October 4th 2005. The purchase agreement was also consummated on October 4th, 2005. The property disposed was Franchise Capital's interest in Kokopelli Franchise Company, LLC, Comstock Franchise Company, LLC, Cousin Vinnie's Franchise Company, LLC, and Kirby Foo's Franchise Company, LLC. All are Arizona Limited Liability Companies. Pursuant to the terms of the purchase agreement, 3,583,667 common shares of Creative Eateries Corporation and $200,000, to be paid in ninety days, was exchanged for the aforementioned assets. Said shares shall be restricted. The principal followed in determining the amount of consideration given was based upon the current value and future revenue streams and the market exposure in relation to Creative Eateries Corporation's current position and the restrictive nature of the stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. 10: Purchase Agreement between Franchise Capital Corporation and
                Creative Eateries Corporation.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: October 5, 2005

Franchise Capital Corporation

                              By: /s/ Edward C. Heisler
                                 -------------------------------
                                 Edward C. Heisler, President